UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2008

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On March 5, 2008, Odyssey HealthCare, Inc. (“Odyssey”) issued a press release announcing (i) the expiration of the subsequent offering period of the tender offer by its indirect wholly-owned subsidiary OHC Investment, Inc. (“OHC”) for all outstanding shares of class A common stock (“Common Stock”) of VistaCare, Inc. (“VistaCare”), (ii) a total of approximately 15,945,818 shares of Common Stock, representing 94% of the Common Stock, were validly tendered during the subsequent offering period and (iii) Odyssey’s intention to complete the merger of OHC with and into VistaCare by “short-form” merger under Delaware law as contemplated in the definitive merger agreement by and among VistaCare and Odyssey’s affiliates. The press release is attached hereto as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated March 5, 2008.
Limitation on Incorporation by Reference
     In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: March 5, 2008	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 5, 2008.